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                                   Schedule I
                                       To
                Sales Support Agreement Effective January 1, 2000


Individual Annuity Contracts:
-----------------------------

Diversifier II Individual Variable and Fixed Annuity Contracts - Flexible Purchase Payments. Policy forms DI-283-F, DI-883-F, DI-1182-V, DI-783-V, DV-790 and DV-790-F and variations thereof as required under state insurance laws.


Penn Mutual Optimizer Group Variable and Fixed Annuity Contract - Flexible Purchase Payments. Policy form EB1555 and variations thereof as required under state insurance laws.


Tradewind Individual Deferred Annuity Contract-Single Purchase Payment. Policy SPDA-96 and variations thereof as required under state insurance laws.


Pennant Select Individual Variable and Fixed Annuity Contract - Flexible Purchase Payments. Policy form VAA-98 and variations thereof as required under state insurance laws.


Commander Individual Variable and Fixed Annuity Contract - Flexible Purchase Payments. Policy form VAB-98 and variations thereof as required under state insurance laws.


Compensation:
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With respect to Individual Annuity Contracts sold by designated Penn Mutual agents/registered representative contracted through a Penn Mutual Career Agency office (CAS), Penn Mutual shall compensate HTK as follows:

1. 0.24% of Diversifier II purchase payments made in the first contract year. 0.12% of Diversifier II purchase payments made in the second and subsequent contract years. Amounts transferred from a Fixed Annuity Contract to an Variable Contract or vice versa are not purchase payments under the contract to which the amounts are transferred.

2. 0.24% of Penn Mutual Optimizer purchase payments made in the first contract year. 0.12% of Penn Mutual Optimizer purchase payments made in the second and subsequent contract years. 3. 0.07% of Tradewind purchase payments.

4.  0.24% of Pennant Select purchase payments.

5.  0.10% of Commander purchase payments
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With respect to Individual Annuity Contracts sold by designated Penn Mutual agents/registered representative contracted through a Penn Mutual Regional office (IFN) or the DiCerbo Agency, PCP (DiCerbo), Penn Mutual shall compensate HTK as follows:

1. 0.20% of Diversifier II purchase payments made in the first contract year. 0.10% of Diversifier II purchase payments made in the second and subsequent contract years. Amounts transferred from a Fixed Annuity Contract to an Variable Contract or vice versa are not purchase payments under the contract to which the amounts are transferred.

2. 0.20% of Penn Mutual Optimizer purchase payments made in the first contract year. 0.10% of Penn Mutual Optimizer purchase payments made in the second and subsequent contract years.

3.  0.20% of Pennant Select purchase payments.

4.  0.075% of Commander purchase payments


                                        Agreed


Attest                                  The Penn Mutual Life Insurance Company




                                        By:
------------------------------             -------------------------------------
                                           Richard F. Plush
                                           Vice President Products & Programs

Date:
     -------------------------




Attest                                  Hornor, Townsend and Kent, Inc.




                                        By:
------------------------------             -------------------------------------
                                           Ronald C. Zimmerman
                                           President and Chief Executive Officer


Date:
     -------------------------